EXHIBIT 10.8(a)

                 SECURED COMMERCIAL PROMISSORY NOTE (the "Note")


$242,216; the "Initial Loan Amount".   August 23, 2004, Fort Lauderdale, Florida

FOR VALUE RECEIVED, the undersigned borrower, On Alert Systems, Inc, (the "Borrower") hereby promises to pay to the order of 9145-6442 Quebec, Inc., a Province of Quebec, Canadian corporation (the "LENDER"), or to any holder hereof (the "Holder") the principal sum of those amounts advanced during any period and outstanding at the time of repayment plus interest on the unpaid principal balance thereof at the Rate of Interest as defined herein, accrued monthly on the basis of a 360-day year based on the number of actual days elapsed, computed from the date hereof (the "Closing Date") until paid, except for the prepaid interest of nine thousand three hundred sixteen dollars ($9,316) which shall have been prepaid to the Lender at the time of the first amounts advanced hereunder. All amounts payable hereunder shall be paid in lawful money of the United States of America. As further inducement for the Lender to create this Note and lend the Borrower the amounts advanced herein, the Borrower shall grant to the Lender certain interests in equipment and securities (collectively, the "Collateral"), evidenced by the attached Exhibit A to this Note. Such Principal and interest payments are secured by the Collateral and any applicable liens filed by the Lender, and duly executed by the Borrower, as described herein.

1. Repayment of Principal and Payment of Interest. The principal amount of this Note shall be Two Hundred Forty-two Thousand Two Hundred Sixteen dollars ($242,216), plus any accrued interest, if applicable, which shall be payable by the Borrower to the Holder as set forth below:

Coincident with the date of the receipt by the Borrower of the Equity or loan funds advanced by the Laurus Fund, or any other source utilized by the Borrower for the provision of funds for their incident transaction(s) of which this loan is a part, the Borrower shall cause to be paid, in the manner described herein as designated by the Lender, the full amount of the Principal due on such date, which is anticipated to be ($242,216), plus accrued interest on the unpaid balance at the Interest Rate. If the payment to the lender of $242,216 occurs within 61 days of the date of this note, no accrued interest shall be due since the Borrower had advanced to the Lender, on the funding of this Note, nine thousand three hundred sixteen dollars ($9,316) of prepaid interest to the Lender representing the first 61 days interest on this loan. After 61 days, any payment so made shall include accrued interest calculated from the 62nd day of the date of this Note.

In the Event that the Company is funded, from any source, at least three hundred thousand dollars ($300,000), prior to the funding of the Laurus fund, or any other fund utilized by the Company for such purpose, the Company shall repay the principal, and interest due and payable, if any, within two (2) business days of the receipt of such cleared funds by the Company.

In the event that the Equity or loan funds are not advanced by the Laurus Fund, or any other source utilized by the Borrower for the provision of funds for their incident transaction(s) of which this loan is a part, the Borrower shall cause to be paid, in the manner described herein as designated by the Lender, the full Principal and accrued interest on this Note from the proceeds of its first funding event. The Borrower shall immediately notify the Lender in the event that the Laurus Fund fails to provide funding to the Borrower, and shall provide the Lender with the identity, timing and other applicable information pertaining to the source of funding for its first funding event that is subsequent to the date of this Note.




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In the  event  that the  Equity  or loan  funds  of a first  funding  event  are insufficient to pay the Principal and accrued interest in full, the Borrower shall cause to be paid, in the manner described herein as designated by the Lender, the remaining Principal and accrued interest on this Note from the net proceeds of its general revenues. Such payments shall continue until February 18, 2005, at which time the remaining unpaid balance plus accrued interest thereon shall be paid in full by the Borrower.

2. Interest Rate. The term "Interest Rate" shall mean two percent (2%) per month.

3. Late Payment of Principal or Interest. In the event that any amount of the outstanding principal or interest payable hereunder is not paid within ten (10) days of the date it is due, whether by the terms hereof, by acceleration or otherwise, such unpaid amount shall bear interest at the Interest Rate plus nine tenths of one percent (0.9%) per annum, from the due date until such overdue principal amount, interest or other amount is paid in full (both before or after judgment). Such amount of any payment is made to cover the Holder's expenses of handling such late payment, but not as consideration for such late payment. The payment of any additional charges provided for in this Section 3 of the Note shall not extend the date when any payment is due. The existence of the foregoing ten (10) day period shall not be construed as a grace period within which such payments may be timely made.

4. Place of Payment. All payments and prepayments to be made in respect of principal, interest, late charges or other amounts due from the Borrower hereunder shall be payable on or before close of business of Holder on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefore shall immediately accrue. Such payments shall be made to Holder at any of Holder's offices or at such other location as may be specified in writing by Holder to the Borrower, without setoff, recoupment, counterclaims or any other deduction of any nature.

5. Time of Payment. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or legal holiday under the laws of the State of Florida, such payment shall be made on the next succeeding day that is not a Saturday, Sunday or legal holiday under the laws of the State of Florida, and such extension of time shall in such case be included in computing interest in connection with such payment.

6. Prepayment. The Borrower may prepay this Note in whole or in part from time to time without premium or penalty. Any prepayment shall be applied first to the payment of all costs due in accordance herewith, second to all interest accrued and unpaid as of the date of prepayment, and third to the outstanding principal balance of the Note.

7. Costs and Expenses. The Borrower promises to pay all costs and expenses (including, without limitation, attorneys' fees and disbursements) incurred in connection with the collection, protection, defense, preservation or enforcement of all or any part of this Note or any guaranty or endorsement of this Note, in the foreclosure of any mortgage or security interest which may secure either the debt hereunder or any guaranty thereof, in the taking of any action to protect or sustain the lien of any such mortgage or security agreement, in any litigation or controversy arising from or connected with this Note or any mortgage or security agreement which may secure this Note, or with respect to any act to protect, enforce or release any of its rights or remedies with regard to any collateral which may now or in the future secure this Note, or with respect to any action taken with regard to or against the Borrower or any endorser, guarantor or surety of this Note.



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



8. Security Interest. The Borrowers grant to the Lender security interests in certain property, listed herein as Exhibit A ( the "Collateral" ), to secure either the debt hereunder or any guaranty thereof, and any and all applicable liens to sustain such security agreements, filed in respect to such Collateral. The Borrower shall execute, on the Closing Date, UCC-1 and any ancillary documents necessary to provide the Lender with acceptable methods to file first liens on the Collateral in the amount of $242,216 plus accrued interest on the unpaid balance thereof. Any liens securing the Collateral to the benefit of the Lender may be removed in parts, by the Lender, to accommodate any resale of the Collateral in part by the Purchaser, or the partial payment of this Note, without affecting the validity or availability of the residual lien(s) so remaining. The Borrower shall provide the Lender with any Inter-creditor agreements required to perfect the interests of the Lender during the term of this Note and the Lender shall agree to use its best good faith efforts to cooperate in the execution thereof to perfect the Lenders security interests and the security interests of other creditors. During the term of this Note, the interests of other creditors with security interests in the Collateral shall be subordinated to the Lender, but shall remain in place, so subordinated, during the term of this Note. The Borrowers shall execute to the benefit of the Lender any and all documents required to provide for the direct payment of Principal and accrued interest, if applicable, due to the Lender in this Note, from the proceeds of the funds advanced by the Laurus Fund, or any other source utilized by the Borrower for the provision of funds for their incident transaction(s) of which this loan is a part, so that the payment to the Lender shall be coincident with the availability of such funds to the Borrower, and shall represent a closing item payable at the time of the closing and availability of such funds to the Borrower.


9. Events of Default; Default. "Event(s) of Default," or "Default", whenever used herein, means one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Borrower in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Borrower under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Borrower or of any substantial part of his property, or ordering the winding up or liquidation of his affairs, and the continuance of any such decree or order for relief or any other such decree or order unstayed and in effect for a period of 60 consecutive days; or

(2) the commencement by Borrower of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt as insolvent, or the consent by Borrower to the entry of a decree or order for relief in respect of Borrower in any involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against him, or the filing by Borrower of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by



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



     Borrower to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Borrower or of any substantial part of his property, or the making by Borrower of an assignment for the benefit of creditors, or the admission by Borrower in writing of his inability to pay his debts generally as they become due.

(3)  an Event of Default specified in Section 9 (1)(a) or

(4) default in the payment of any interest on this Note when it becomes due and payable, and continuance of such default for a period of ten (10) days;

(5) default in the payment of principal of this Note when it becomes due and payable, and continuance of such default for a period of ten (10) days;

(6) failure of the Borrower to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note.

For as long as the Borrower is in compliance  with its  obligations  pursuant to
Section 1 of this Note, inclusive of its obligation to notify the Lender of the change in funding source to be used in the repayment of this Note, or change in the date of closing of any funding source, then during such period Borrower shall not be deemed to be in default pursuant to sub-paragraphs (4) and (5) of this Section 9 of this Note.

10. Acceleration of Maturity. (a) Upon the occurrence of any Default or Event of Default or upon the occurrence of certain other events specified in this Note, Holder may declare the entire principal and interest immediately due and payable. No failure to exercise or delay in exercising such rights and remedies shall constitute a waiver of such option or such rights or remedies or of the right to exercise any of the same in the event of any subsequent Default or Event of Default hereunder. (b) Failure by the Borrower to repay the remaining principal due and any accrued or default interest due thereon, as well as any other costs associated with the collection of the amounts due from the Borrower by the Lender, pursuant to the provisions herein stated, within ninety days of the Default Event or Default Date, as applicable, shall result in the enforcement by the Lender of its security interests in the Collateral. (c) Lender agrees that by the terms of the Inter-creditor Agreement(s) with the other holders of security interests in the Equipment that is part of the Collateral (the "Equipment Collateral"), the Lender shall undertake enforcement action pursuant to the terms and conditions agreed to in such Inter-creditor Agreement(s), and shall take no enforcement actions in respect to such Equipment Collateral except as agreed to in such Agreement.

11. Capitalized Terms. Whenever used herein, the words "Borrower" and "Holder" shall be deemed to include their respective heirs, legal representatives, successors and assigns. All words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter form of the person or entity as the context may require.

12 Governing Law. This Note shall be deemed entered into in the State of Florida, and shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof, and no defense given or allowed by the laws of any state or country shall be interposed in any action or proceeding hereof unless such defense is also given or allowed by the laws of the State of Florida.




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



13. Parties in Interest. Provisions of this Note shall be binding upon and inure to the benefit of and be enforceable by Borrower and the Lender, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Note, whether express or implied, is intended to confer any rights or remedies under or by reason of this Note on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Note intended to relieve or discharge the obligation or liability of any third persons to any party to this Note, nor shall any provision give any third persons any right of subrogation over, or action against, any party to this Note.

14. Disputes. Any controversy arising out of or relating to this Agreement may be submitted to and settled by arbitration pursuant to the By-Laws and rules of the American Arbitration Association. The Borrower and the Lender shall be conclusively bound by such arbitration.

15. Entirety. This instrument embodies the entire agreement between the Borrower and Lender and no other evidence of such agreement has been or will be executed without the prior written consent of the parties.

16. Miscellaneous Provisions.

     A. Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

     B. Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, or a panel of the American Arbitration Association, the remainder of this Note, and the application of such provision in other circumstances shall not be affected thereby.

     C. Further Cooperation. From and after the date of this Note, Borrower and Lender agree to execute whatever additional reasonable documentation or instruments as are necessary to carry out the intent and purposes of this Note or to comply with any law.

     D. Waiver. No waiver of any provision of this Note shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, Note or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, contract or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, contract or understanding at any other time.

     E. Expenses. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Note, and in the preparation thereof.

     F. Amendment. This Note may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto, except in the event of a default event, in which case, any such penalties so provided shall be applied to this Note without execution of consent by the Borrower.

     G. Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Note provided or permitted to be given, shall be made or be served by



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



          delivering same by overnight mail, fax or by delivering the same by a hand-delivery service, to the party to the address/fax number set forth herein, and such Notice shall be deemed given when so delivered.

     H. Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Note.

     I. Counterpart Execution. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     J. Assignment. This Note is assignable, in whole or part, by the Lender, without further notice or consent of the Borrower. If assignment is effected, Lender shall notify Borrower of the name, address and telephone number(s) of the assignee(s).

     K. Construction. This Note shall be governed by the laws of the State of Florida without reference to conflict of laws and the venue for any action, claim or dispute in respect of this Note shall be located in Fort Lauderdale, Florida. The parties agree and acknowledge that each has reviewed this Note and the normal rule of construction that Notes are to be construed against the drafting party shall not apply in respect of this Note given the parties have mutually negotiated and drafted this Note.

     L. Independent Legal Counsel. The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation and of this Note, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Note, each party who has not retained independent legal counsel acknowledges having waived such right.

     M. No Conflict with Other Instruments. The Borrower is not in violation or default of any provisions of the respective Articles of
          Incorporation, Bylaws or other charter documents or amendments (collectively, the "Charter Documents") or of any instrument, judgment, order, writ, decree or contract to which the Borrower is a party or by which Borrower is bound or of any provision of any statute, rule or regulation applicable to Borrower. The execution, delivery and performance of this Notre will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Charter Documents; or (ii) any material contract, obligation or commitment to which Borrower is a party or by which Borrower is bound; or any statute, rule or regulation applicable to Borrower.

     N. No Broker. No broker, lender, financial advisor or other intermediary has acted on behalf of Lender in connection with the offering or sale of the Collateral Shares or the negotiation or consummation of this Note or any of the transactions contemplated hereby.

     O. Limited Power of Attorney. Borrower has granted to Guy Stewart, Esq., a limited power of attorney to act on its behalf in the event that the presence of an authorized signatory of the Borrower is unable to be physically present to execute documents that must be executed in persona, so that Stewart shall be so empowered by the Borrower to so act on its behalf.




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



     P. Lender Cooperation with Laurus Fund, SearchPro Corporation, et. alia . Lender agrees to use its best good faith efforts to cooperate with the Laurus Fund (the repayment funding source, or any other repayment funding source) and SearchPro Corporation (the Borrower's Closing Agent and the Equipment Seller's Agent for the Equipment Collateral), for the purpose of executing documents relevant to the repayment of this Note simultaneously with the availability of funds to the Borrower for such purpose.


          THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY



(Borrower) On Alert Systems, Inc.

                                               Witness:
/s/ William Robinson
-----------------------------------------      ---------------------------------
By: William Robinson, its President


(Lender) 9145-6442 Quebec, Inc.                Witness:

/s/ Gary M. Appelblatt, Esq.
-----------------------------------------      ---------------------------------
By:  Gary M. Appelblatt, Esq.,
as power of attorney for the Corporation

















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                                    EXHIBIT A
                                 COLLATERAL LIST



1) 1,700,000 SHARES OF THE FULLY PAID AND NON-ASSESSABLE COMMON STOCK OF ULTRA PURE WATER TECHNOLOGIES, INC., SUCH SHARES HAVING BEEN ISSUED BY THE ISSUER IN EXCESS OF TWO YEARS PRIOR TO THE DATE OF THIS NOTE (the "Collateral Shares").


2) EQUIPMENT REPRESENTED BY THE EQUIPMENT PURCHASE AGREEMENTS, ATTACHED HERETO AS SCHEDULE 1 OF THIS EXHIBIT A.


3)   ASSIGNMENT OF AMOUNTS DUE AT CLOSING OF 1ST EQUITY FUNDING EVENT.

























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




              SCHEDULE 1 OF EXHIBIT A TO NOTE DATED August 23, 2004

                          EQUIPMENT PURCHASE AGREEMENT




This Equipment Purchase Agreement (this "Agreement") is dated as of May 31, 2004, by and between PSC Equipment, Inc., a Florida corporation (the "Seller") and On Alert Systems, Inc., a Nevada Corporation. (the "Purchaser", or "OAS").


                                    RECITALS

     WHEREAS, the Seller is engaged in the business of marketing and selling a variety of previously owned commercial and industrial mechanical and processing equipment to customers; and

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller processing equipment (the "Equipment") for the consideration set forth herein.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:


                                    article I

                           TERMS OF PURCHASE AND SALE

     1.01. Sale of the Equipment. At the Closing (as defined in Section 1.04 hereof), subject to the terms and conditions set forth herein, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Equipment, an itemized list of the Equipment is attached as Exhibit A to this Agreement.

     1.02. Purchase Price. The Purchaser shall pay to the Seller an amount equal to one million six hundred twenty-eight thousand dollars ($1,628,000) in the following manner:

          A. The number of common shares of the Purchaser, convertible into common shares of a reporting corporation in a current status with its SEC filing requirements and currently quoted on the OTCBB (the "mergee"), issued by Purchaser shall be five hundred ninety-one thousand (591,000) shares (the "mergee shares), subject to adjustment based upon a pari pasu conversion into the mergee's shares. All Shares issued to Seller shall be duly and validly issued by Purchaser and shall be fully paid and non-assessable.


     1.) One Hundred Eighty (180) days from this stock issuance, if the market price of the issuers common stock, as quoted on the OTCBB, or other regional or national stock exchange, other than the Pink Sheets, is not $2.50 per share, a sufficient number of additional shares shall be




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



          delivered to the Seller so as to constitute a dollar value in the aggregate of the total number of Shares that is equal to the value of the 591,000 shares at $2.50 per share. Such additional Shares issued will bear registration rights pursuant to the Registration Rights Agreement ("RRA") dated of even date hereof, attached as an exhibit to this EPA, or be eligible for exemption from Registration, as if such Shares were issued coincident with the Closing Date of the EPA.

     2.) In the event that the common stock of the issuer is quoted on the Pink Sheets, and is not quoted on the OTCBB, or any other regional or national stock exchange, on the date of the effectiveness of the first registration of any of the mergee shares, or on the date that an exemption from registration for such shares is available to the Shareholders pursuant to the Registration Rights Agreement ("RRA"), dated of even date hereof, attached as an exhibit to this EPA, at any time subsequent to the execution of this EPA, and prior to the 180th day subsequent to the execution of this EPA, then one hundred thousand (100,000) additional shares of common stock shall issued and delivered by Purchaser or the issuer, as applicable, to the Seller immediately following such occurrence. Such additional Shares issued will bear registration rights pursuant to the RRA, or be eligible for exemption from Registration, as if such Shares were issued coincident with the Closing Date of the EPA. Other penalties or sanctions described in the RRA may also apply.

               B. The Purchaser shall cause sixty thousand (60,000) common shares of the mergee (the "mergee closing shares") that are free of any restrictions as to their transferability or marketability in the open market to be paid to the Seller within five (5) days of the Closing Date. The Purchaser may substitute one hundred fifty thousand dollars ($150,000) in market value, as of the date of the closing, of any registered shares, or shares exempt from registration, of another corporation acceptable to the Seller in lieu of the mergee's closing shares.

               C. In the event that the Purchaser, for any reason, shall fail, within seventy-two (72) days subsequent to the Closing Date, to arrange for the shares described in 1.02 (B) above, that are free of any restrictions as to their transferability or marketability in the open market, to be paid to the Seller by the fifth (5th ) day subsequent to the Closing Date, then the Purchaser shall immediately file an S-8 registration statement registering such shares for the services of the principals and agents of the Seller, as designated solely by the Seller, so as to allow such shares to be immediately registered. The shares so registered will be in compliance with all applicable rules of the SEC regarding S-8 filings, and all of the shares so registered shall be for the payment of services provided to Purchaser. Should Purchaser qualify for an S-3 registration filing, such filing may be substituted for the S-8 filing. Should the issuer of such shares not qualify to file an S-8 registration for such shares, then an additional $175,000 shall be paid to the Seller in a manner identical to, and in addition to, the terms and conditions described in Sections 1.02 (F), (G) and (H) below.

               D. The Purchaser shall issue cash payment for penalties, default provisions or expenses related to them, in increments under terms and conditions as described in the Money Purchase Contract ("MPC"), attached herein as Exhibit B of this Agreement.

               E. In the event that the  payment  to the Seller  cannot be made, for any reason, under the terms and conditions set forth in sub-paragraph 1.02 (D), then any amounts of payments so due to the Seller shall emanate from the next subsequent sale of manufactured equipment by the Purchaser to its contract purchaser(s), at its next delivery of such equipment, and a penalty of twenty-five thousand ($25,000) dollars shall be added to the MPC, attached herein as Exhibit B of this Agreement, at the time of the first deliveries of contract equipment purchased by the contract purchaser that did not include the piece(s) titled to the Seller.

               F. In the event that the  payment  to the Seller  cannot be made, for any reason, under the terms and conditions set forth in sub-paragraph 1.02 (E), of any payments so due to the Seller, then the Seller shall be entitled to a UCC-1 lien on the general and total revenue receipts of the Purchaser, as received in cleared Federal Funds, until such time as the payments, plus a penalty of fifty thousand ($50,000) dollars, is paid to the Seller.

               G. In the event that the Equipment sold by the Seller to the Purchaser on the Closing Date has an appraised fair market value of less than $2,600,000, then the Purchaser, at its sole discretion, may choose to effect the closing on a lesser amount of Equipment and pay a pro-rata amount, in cash and stock, on the Equipment so purchased, or demand that the Seller include additional Equipment to equal the $2,600,000 appraised fair market value. This Agreement may be amended to include a greater amount of Equipment, up to $20,000,000 in appraised fair market value, for terms and conditions identical to those represented herein, for a total price equal to the pro-rata number of additional shares based on the number of shares in the original purchase price instead of 651,000 shares, and a pro-rata additional amount of cash based on the value of the original MPC, as well as the other payment provisions contained in sub-Paragraphs A, B, C, D, E, and F, above.

               H. All of the terms and conditions, rights and entitlements of the Seller shall be applicable to the mergee, or any other reporting parent or holding company exercising voting or shareholder control over OAS (hereafter, the "Parent"), upon the execution and effectiveness of OAS's merger with the mergee, or such Parent.

               I. All obligations of the Purchaser shall accede to the mergee, or any such parent of OAS, as if the original transactions contemplated herein had occurred with the mergee, or such Parent , as applicable, as of the date of this Agreement.

               J. The Seller, at its sole option and discretion, may require the Purchaser to re-execute this EPA, and any and all Exhibit documents, amendments or addendums, as applicable, and any and all ancillary documents pertinent to these transactions described herein, in the name of the mergee reporting corporation, as if that document were the original document upon which the transactions described herein were based.

     1.03 Registration Rights Restricted common shares issued to Seller in connection with this agreement shall be subject to a Registration Rights Agreement ("RRA"), the terms and conditions of which are contained herein as Exhibit C. This RRA shall govern the registration of the securities issued hereto with the Securities and Exchange Commission, and any other regulatory or governmental authority within whose jurisdiction or control such registration is required.

     1.04. Closing.

     (a) The closing of the transactions contemplated hereby (the "Closing") shall take place on the date or dates and time(s) as agreed by the Purchaser and Seller, by the Purchaser and the Seller each delivering, by electronic facsimile transmission (followed by two duplicate signed copies by overnight courier), a signed copy of this Agreement to the Seller's agent at the address set forth in
Section 6.02 hereof (the "Closing Date"). The Closing may take place in two or more parts, as necessary, to complete share or cash transfers, or to accommodate Equipment Bills of Sale availability, or other pre-closing or post-closing items as required by the Seller or the Purchaser, and each closing shall be valid and binding to the parties.

     (b) At the Closing, subject to the terms and conditions set forth herein, the Purchaser shall pay and deliver to the Seller the Purchase Price in accordance with its terms. The portion of the Purchase Price represented by the restricted common shares of the Purchaser shall be payable to the Seller at the Closing, and as otherwise described herein, by delivering the Shares to the Seller's agent at the address set forth in Section 6.02 hereof. The portion of the Purchase Price represented by the registered shares, or shares exempt from registration, shall be represented by (1) a Money Purchase Contract, herein attached as Exhibit B, delivered by the Purchaser to the Seller's agent at the address set forth in Section 6.02 hereof; and, (2) the contract(s) and other documents referenced in sections 1.02 (D, E & F) above.

     (c) At the Closing, subject to the terms and conditions set forth herein and following receipt by the Seller of the Purchase Price, the Seller shall deliver or cause to be delivered to the Purchaser Bill(s) of Sale evidencing ownership of Equipment as listed in Exhibit A of this Agreement.

     1.05 Physical Location of Equipment and Lease Terms

          (a) The Equipment identified in Exhibit A, Part 1, of this Agreement is located in facilities owned by (to be provided on Closing Date) with the physical addresses as follows:

                       [[TO BE PROVIDED on closing Date]]

          (b) All Equipment purchased identified in Exhibit A, Part 1 and Part 2, of this Agreement shall be removed from the current locations by the Purchaser, at its expense, by the dates provided for in Exhibit A, Part 1 and Part 2.

          (c) Security of equipment at locations. Security measures to be effected by the owner of the facilities wherein the Equipment is stored and warehoused, as well as measures to be monitored by the Seller, shall be attached as a post-closing Addendum to this Agreement, within the first 30 days subsequent to Closing. In the event that security measures acceptable to the Purchaser are not in place within the thirty-day period following the Closing Date, Purchaser, at its sole option, may extend the period within which such measures may be affected, and Seller agrees to any reasonable extension up to an additional sixty (60) days. Seller agrees to replace such Equipment, by value replacement of equipment similar in age and condition to that lost by any breech of security, through theft or damage caused by the Seller, the owner, or third parties, during the unmonitored period. Such replacement shall occur within a commercially reasonable time from the date of the loss event(s).

          Seller cannot warrant or make representations regarding Security measures in effect by the owner of the facilities wherein the Equipment is stored and warehoused, and which will continue to be in effect during the anticipated term of the Equipment's storage in each location. Generally, standard security practices at these facilities, are as follows:

     o The warehouses and facilities are physically located within the perimeter security fencing or perimeter property of the overall facilities of each owner of the respective facility.
     o Each facility owner of each warehouse requires specific identification of each person entering the facilities with an appointment or Bill of Lading or Delivery notice to obtain entrance to the facility.
     o the warehouses and the facilities are guarded by 24 hour per day, 7 days per week security guards. All warehouses are electronically monitored, with activated electronic security systems.
     o Each warehouse within each facility requires a pre-scheduled delivery or pick-up notification in writing to release or deliver any goods from or to each warehouse or facility.
     o The Purchaser, itself, or through a local agent, shall monitor such security measures as described above.
     o Seller shall give the names of the Purchaser's authorized personnel who are permitted to enter each warehouse for any purpose to the warehouse management. Purchaser shall provide such names to Seller as a post-closing Addendum to this Agreement, within the first 30 days subsequent to Closing. o Any person seeking entry to each facility and warehouse must have "picture identification" (e.g., a valid driver's license) in order to enter any warehouse.

          (d) Insurance on equipment. No insurance covering the Equipment shall be attached to the sale of the Equipment. Purchaser shall place its own insurance at its own discretion.

          (e) Mechanisms for delivery/pickup by new purchasers . The operational methods for pickup, release, and delivery of equipment removed from their respective warehouse locations or resold by Purchaser to third parties shall be described in a post-closing Addendum to this Agreement, within the first 30 days subsequent to Closing, and prior to the release by Seller of any Equipment purchased by the Purchaser herein. All transportation and warehouse costs incident to the removal of the purchased Equipment by the Purchaser shall be at the Purchaser's expense.

     1.06 Appraisal and Pre-Closing Expenses

          (a) Desktop Appraisal. A Desktop appraisal of the initial Equipment contemplated to be sold to the Purchaser by the Seller is attached herein as part of Exhibit A.

          (b) Certified Appraisal--independent verification. A certified appraisal shall be conducted prior to closing, at the Purchaser's expense, by an appraiser experienced in the appraisal of the type of equipment being purchased by the Purchaser, whose credentials shall be acceptable to both the Purchaser and the Seller. The expenses of the certified appraisal are pre-closing expenses payable in full by the Purchaser prior to the Closing date, whether or not the certified appraisal has been completed at that time, and whether the appraisal costs more or less than the good faith estimate. Agent for the Seller shall withhold a portion of the appraisal fee until the certified copy of the appraisal is delivered to the Purchaser and the Seller.

          (c) In the event that a certified appraisal cannot be completed prior to the Closing Date, through no fault or cause by either the Purchaser or the Seller, then prior to the 30th day subsequent to closing, a certified appraisal as described in 1.06 (b) above, shall be provided to the Purchaser and the Seller, or, at the Seller's sole option, may extend the period within which such appraisal may be concluded, and Purchaser agrees to any reasonable extension up to an additional sixty (60) days. In the event that the certified appraisal reports a dollar fair market value less than the amount purchased by the Purchaser at the Closing, then the Seller shall deliver to the Purchaser, within a commercially reasonable time, additional Equipment, with appraised fair market value sufficient to correct such deficiency.

          (d) Legal Costs--The Purchaser shall pay for legal expenses relating to the Purchase of the Equipment as a pre-closing expense.

          (e) Agent expenses--The Purchaser shall pay $15,000 to the Seller's agent at the time of the execution of this agreement as a pre-closing expense. In the event that the transactions contemplated herein do not close on the Closing Date, or another date agreed upon in writing by the Seller, the Purchaser, and the Seller's agent, then the Seller's agent shall be deemed to have earned the $15,000 in lieu of a portion of the fees payable to them had the transactions closed as contemplated. In the event that the transactions contemplated herein close on the Closing Date, or another date agreed upon in writing by the Seller, the Purchaser, and the Seller's agent, then the Seller's agent shall use such funds to first pay any legal, appraisal or desktop appraisal costs emanating from the Purchase transactions remaining due from the Purchaser, then any ancillary closing costs incurred by the Purchaser prior to the closing date that remain unpaid on the Closing Date, and then return any unpaid remaining balance to the Purchaser on the Closing Date.

          (f) Purchaser and Seller acknowledge herein that the nature of the pre-closing expenses and the timing of their payments to the recipients prior to the Closing Date precludes the refund of such expenses once expended, except for the receipt of services the extent to which, or the provision of which, are deemed to be in dispute at the time of the Closing Date, wherein each of the Seller and the Purchaser shall not herein be waiving any rights, civil or otherwise, to use all legal methods to settle and resolve such disputes.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser as follows:

     2.01. Organization; Good Standing. The Seller is a company duly organized, validly existing and in good standing under the laws of the State of Florida, and the Seller has all requisite corporate power and authority under such laws to carry on its business as now conducted.

     2.02. Power and Authority; Effect of Agreement. The sale of the Equipment, the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity.

     2.03. No Conflict. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated herein will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with or constitute a default under (a) any provision of law, rule or regulation to which the Seller is subject, (b) any order, judgment or decree applicable to the Seller, (c) any indenture, agreement or other instrument by which the Seller is bound.

     2.04. Title to Equipment.

          (a) The Seller owns and has good and marketable title to, and legal ownership of the Equipment, free and clear of any and all liens, security interests, pledges, mortgages, charges, limitations, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever (collectively, "Encumbrances").

          (b) Upon consummation of the Closing, without exception, the Purchaser will acquire from the Seller legal and beneficial ownership of, good and marketable title to, and all rights to the Equipment to be sold to the Purchaser by the Seller, free and clear of all Encumbrances. 2.05.
     Equipment Condition. Seller makes no warranties regarding the Equipment outlined in Exhibit A hereto, including without limitation warranties as to merchantability and fitness for a particular purpose, either expressed or implied.

     2.06 Investment Intent. In connection with the receipt of the restricted Shares by the Seller:

          (i) Seller is acquiring the shares in a private transaction, for Seller's own account and for investment purposes and not with a view to the immediate public resale or distribution.

          (ii) Seller will not sell, transfer or otherwise dispose of the shares except in compliance with the Act. Seller acknowledges that Purchaser is issuing and delivering the Shares in reliance on exemptions, including, but not limited to Section 4(2) of the Act.

          (iii) Seller acknowledges that it has been furnished with disclosure documents that Seller feels are necessary to make an economic decision to acquire the shares.

          (iv) Seller further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of Purchaser concerning the financial status of the Purchaser and the securities.

          (v) By reason of Seller's knowledge and experience in financial and business matters in general, and investments in particular, Seller is capable of evaluating the merits and bearing the economic risks of an investment in the securities and fully understands the speculative nature of the securities and the possibility of loss.

          (vi) The present financial condition of Seller is such that it is under no present or contemplated need to sell any portion of the securities to satisfy an existing or contemplated undertaking, need or indebtedness.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as follows:

     3.01. Organization; Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority under such laws to carry on its business.

     3.02.  Power  and  Authority;  Effect of  Agreement.  The  purchase  of the
Equipment, the payment and delivery of the Purchase Price, the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity.

     3.03. No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated herein will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with or constitute a default under (a) any provision of law, rule or regulation to which the Purchaser is subject, (b) any order, judgment or decree applicable to the Purchaser, (c) any provision of the charter documents of the Purchaser or (d) any indenture, agreement or other instrument by which the Purchaser is bound.

     3.04. Investigation and Economic Risk. The Purchaser has performed its own due diligence review of the Equipment itemized in Exhibit A and has had access to information concerning the Seller and the Equipment it has deemed necessary in connection with its decision to purchase the Equipment.

     3.05 Changes in Common Stock. Purchaser agrees to take any and all action necessary so that if, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges of the Seller shall continue with respect to the Common Stock as so changed to the fullest extent to the advantage of the Seller.

     3.06 As of the date of the merger with the mergee, the mergee shall be current in its reporting requirements with the SEC, shall be eligible to file S-8 registration statements on behalf of the Shareholders pursuant to the RRA, if required to effect the same pursuant to this EPA, and/or the RRA, as applicable, and the Purchaser, subsequent to such merger, shall maintain a current status in its filings with the SEC throughout the Registration period, as defined in the RRA.


                                   ARTICLE Iv

                              conditions TO CLOSING

     4.01. Conditions to the Obligations of the Seller. The Seller's obligation to sell the Equipment shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) Compliance with this Agreement. The Purchaser shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with on or prior to the Closing Date.

          (b) Payment of Purchase Price. The Purchaser shall have delivered to the Seller the Purchase Price in accordance with Article I and Exhibit B hereof.

          (c) Completion of Merger. The Purchaser shall have executed and delivered to the Seller the completed and final merger documents by which Purchaser shall merge with the mergee, prior to the fifteenth (15th) day subsequent to the execution of this Agreement (the "execution date"). Within ten (10) business days of the last closing date, if the merger so represented has not been executed and completed, the Seller, at its sole discretion, will not release its first lien, nor subordinate same, to any other party as otherwise provided for herein, and in the MPC or RRA, attached hereto.

     4.02. Conditions to Obligation of Purchaser. The obligation of the Purchaser to purchase the Equipment shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) Compliance with this Agreement. The Seller shall have performed and complied with all agreements, covenants and conditions contained herein that are required to be performed or complied with on or prior to the Closing Date.

          (b) Consents; Permits. The Seller shall have received all consents, permits, approvals and other authorizations that may be required from, and any declarations that may be required with, any person in connection with the transaction contemplated by this Agreement.


                                    ARTICLE V

                          TERMINATION PRIOR TO CLOSING

     5.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) By the mutual written consent of the Seller and the Purchaser; or

          (b) Within thirty days from the Closing date by either the Seller or the Purchaser by written notice, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if there shall have been a breach by the other party of any of its representations, warranties, covenants or agreements contained herein, which breach results in a failure to satisfy the terminating party's expectations as to the transaction. Such termination shall not result in the waiver of any pre-closing expenses due by the Purchaser or the Seller at the time of the termination.

     5.02. Effect on Obligations. Termination of this Agreement pursuant to this
Article V shall terminate all obligations of the parties hereunder, except for their obligations under Sections 1.06, 6.01 and 6.10 hereof; provided, however, that termination pursuant to clause (b) of Section 5.01 hereof shall not relieve the defaulting or breaching party from any liability to the other party hereto.

                                   ARTICLE vi

                                  MISCELLANEOUS

     6.01. Expenses. Except as otherwise provided herein, the Purchaser shall pay all costs and expenses incurred by or on behalf of the Purchaser, and the Seller shall pay all costs and expenses incurred by or on behalf of the Seller, in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its and their financial consultants, accountants and legal counsel, except as provided for in applicable sections of this Agreement.

     6.02. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, as follows:

If to the Seller, to:

         SearchPro Corporation, as agents for
         PSC Equipment, Inc.
         2000 Banks Rd.
         Suite 213 D
         Margate, Fl.  33063   Facsimile: 954-623-6240



If to the Purchaser, to:

                  William Robinson, President


with a copy to:

                  , Esq.


or at such other address for a party as shall be specified by like notice.

     6.03. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     6.04. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications.

     6.05. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.06. Amendments. This Agreement may not be amended or modified without the written consent of the Seller and the Purchaser, nor shall any waiver be effective against any party unless in a writing executed on behalf of such party.

     6.07. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     6.08. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     6.09. Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     6.10. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Agreement, (b) any discussions or negotiations relating to this Agreement and (c) the identity of the parties to this Agreement, except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing.


     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Equipment Purchase Agreement to be executed and delivered by the undersigned as of the day and year first above written.


SELLER:  PSC EQUIPMENT, Inc.


/s/ Maurice Sigouin
-------------------------------------------------
By: Maurice Sigouin, President



PURCHASER:  ON ALERT SYSTEMS, INC.


/s/ William Robinson
-------------------------------------------------
By: William Robinson, CEO

                                    EXHIBIT A

                                 INVENTORY LISTS
                                     PART 1

To be provided at Closing Date

                                    EXHIBIT A

                                 INVENTORY LISTS
                                     PART 2

To be provided at Closing Date

                                    EXHIBIT B
                             Money Purchase Contract

                             MONEY PURCHASE CONTRACT

THIS CONTRACT ("Contract") is made as of May 31, 2004, by and between Equipment Depot, Inc., a Florida corporation, (the "Seller"), and On Alert Systems, Inc., a Nevada Corporation, (the "Purchaser").

                                    RECITALS

A. Seller is engaged in the business of marketing and selling industrial processing equipment to clients; and,

B. Seller wishes to sell approximately $2,600,000 of certified appraised fair market value processing equipment for $1,628,000; and,

C. Purchaser and Seller have entered into agreements whereby the Purchaser has purchased such Equipment from the Seller (the "EPA"), and the Purchaser intends to utilize a portion of the Equipment and contract a third party to remarket a portion of such Equipment; and,

D. Purchaser has agreed to accept payment of One Hundred Fifty Thousand dollars ($150,000) of the Purchaser's purchase price for such equipment, pursuant to terms and conditions set forth herein; and,

E. Seller and Purchaser wish to accomplish their financing through a private transaction not involving a public offering, as that term is used in Section 4(2) of the Securities Act of 1933, as amended (the "Act"), as to both the sale and transfer of shares in Purchaser that make up the majority of the purchase price paid by the Purchaser of such equipment, and any remaining balance due to the Seller as a deferred, penalty, adjustment or default portion of the purchase price paid by the Purchaser; and

F. Seller and Purchaser wish to enter into a Money Purchase Contract ("MPC") to state the terms and conditions under which the payment of the $150,000 registered or exempt stock portion of the purchase price is to be paid by the Purchaser;


NOW, THEREFORE, in consideration of the premises, terms, mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Purchase of Equipment. On the "Closing" (as hereinafter defined) of the EPA, and any other ancillary documents which require execution to constitute a valid Closing under the EPA terms and conditions, this MPC shall be executed and dated by the parties, notarized by a Notary Public, which execution shall bind the parties to the terms herein.

2. Purchase Price and Payments. The purchase price of the equipment purchased by the Purchaser under the EPA, up to $1,628,000, shall be partially ($150,000) paid for by the issuance of registered or exempt common stock of the Issuer or the Purchaser, as applicable. In the event that the Purchaser is unable to cause such shares to be issued within five (5) days of the last Closing Date at which any equipment is transferred or sold to the Purchaser by the Seller, then the funds emanating from the resale of the equipment, or, as provided for herein, from qualified loan or equity proceeds, as applicable, for the benefit of the Purchaser, by the Purchaser, to the future customers of the Purchaser and/or Seller, in cash installments (the "Installments") to Seller, and the Purchaser herein agrees to pay to the Seller, pursuant to the terms and conditions set forth herein, such installments until the $150,000 is paid in full. Purchaser shall have no responsibility to pay any part of the $150,000 except from the proceeds of resale of Equipment purchased pursuant to the EPA, or from qualified loan or equity proceeds, or upon the event of a lien of senior right to this MPC being held by any party other than the Seller against the Equipment, or, in the event of default of the terms of the Registration Rights Agreement ("RRA") under the terms and conditions herein.

3. Installment Payments

     (a) Each Installment shall be equal to twenty percent (20%) of the gross proceeds in cash from the resale of the any of the Equipment purchased under the EPA, paid to the Seller simultaneously with the receipt of the funds by the Purchaser from the respective resale purchasers, to the extent there is any cash generated from such sale. In the event that there is only restricted or registered stock generated from the resale of any of the Equipment purchased under the EPA, such stock shall not be included in any installment payments while this Contract is in force, and is not in Default by either party. There is no minimum amount in dollars of any Installment to be paid. The maximum amount of any Installment to be paid will be the remaining balance due to the Purchaser under this MPC on the date of the resale or loan or equity or default event that generated the Installment Payment. There are no requirements that the seller make any Installment Payments during the Term of this MPC unless there is a resale of equipment, or loan or equity proceeds, from which cash is realized to pay such Installment(s), except in the instance of a default in the RRA.

     (b) Should the Purchaser obtain a loan or equity by collateralizing the Equipment, or any part thereof, acquired under the EPA, in order to secure the loan or equity, then the $150,000 cash payment, or any remaining balance thereof, shall be deducted from the loan or equity proceeds, but only where such net loan or equity proceeds to the Purchaser equal or exceed $750,000; otherwise, only a pro-rata amount of the $150,000 shall be due from net loan or equity proceeds, except that the Equipment may not be collateralized by the Purchaser unless the Seller receives at least $100,000 at the time loan or equity proceeds are available to make such installment payment to the Seller.

     (c) The Seller will maintain a UCC-1 collateral interest for $150,000, or an amount in excess of $150,000 under the terms and conditions as set forth herein, on the Equipment until the earlier of the payment of $150,000, or the amount in excess of $150,000 under the terms and conditions as set forth herein, to the Seller in installments described above, or the end of three years from the date of this Agreement, whichever occurs first.

     (d) The Purchaser is initially borrowing or receiving equity in an amount of approximately five million ($5,000,000) dollars, or a larger amount as applicable, from a third party, unrelated to the Seller or the Purchaser, as part of the purchase price of certain vehicle(s) to be resold by the Purchaser pursuant to its contracts with other third party contract purchasers of its manufactured equipment. The Purchaser intends to secure the loan or equity with the Equipment purchased pursuant to the EPA of even date herewith, which security interest shall constitute a first and senior lien on the Equipment. As such, the UCC-1 filed by the Seller shall constitute a first security interest in the Equipment, and shall be paid from the proceeds of such loan or equity at such loan's or equity's closing prior to the initiation of the lien securing the interests of the $5,000,000 (or applicable amount) lender's or equity holder's lien held by the lender(s) or equity holder(s). Any loan or equity replacing such loan or equity arranged by the Purchaser secured by the Equipment shall be of sufficient amount to comply with the terms of sub-Paragraph 3 (b) above, and to the extent any portion of the $150,000 remains unpaid to the Seller, the UCC-1 shall remain in force pursuant to the terms specified herein. The Seller will use it best good faith efforts to execute any inter-creditor agreements required by the lender or equity holder(s) extending such loan or equity secured by the Equipment so as to reasonably facilitate the placement of such loan or equity in a commercially feasible manner and timeframe, except in the event that the Purchaser has not completed its merger pursuant to the terms and conditions described in the EPA of even date hereof.

     (e)  This Contract may be increased by the Seller by:

     (1) an increase in the amount of Equipment purchased by the Purchaser, above the initial $2,600,000 in certified appraised fair market value and the $1,628,000 purchase price contemplated by this Contract, by an addendum to the EPA, this MPC and the RRA, wherein the purchase price in this contract shall be increased pro-rata to the increase in the additional amount of Equipment purchased;

          (2) a change in the type of equipment purchased, in whole or part, by the Purchaser;

          (3) an event of default pursuant to the RRA, in which case this Contract would be increased subject to penalties pursuant to the terms of the RRA. Any such increase as the result of the application of a penalty will require the Seller to so notify the Purchaser that the Seller has executed such actions on its behalf to incorporate such additional amounts due under the UCC-1 filings in place at the time of the default.

4. Currency of Installment Payments All Installments will be paid in cleared US funds, upon the receipt of cleared US funds by the Purchaser. In the event that funds other than US funds are paid to the Purchaser of the resold equipment, it shall be the obligation of the Purchaser to exchange the non-US funds for US Funds through the Purchaser's bank, the Seller's bank, or the bank of any attorney in trust or Closing resale purchaser, where applicable, so as to realize the receipt of the resale price of the equipment in US Funds to the Seller, after deducting any costs or expenses of exchange.

5. Number of Installments Installment payments will continue to be paid by the Purchaser to the Seller as long as any of the $150,000 due to the Seller, under the terms and conditions set forth herein, is remaining due to the Seller. Each installment shall be paid upon the occurrence of any cash resale of the equipment purchased by the Purchaser under the EPA, or loan or equity proceeds, or an event of default if the RRA, pursuant to Section 3 above. There shall be no set number of Installments due to the Seller other than as those paid as specified in this Section 4. No Installment shall be due and payable to the Seller unless there are cash proceeds from a resale, in whole or in part, available at the resale and re-titling to the purchaser of the resold equipment, or loan or equity proceeds sufficient to pay the Seller at least $100,000, or an event of default under the RRA

6. Term of Contract The term of this MPC shall be three (3) years from the date of this Contract ("Termination Date").

7. Termination of Contract

(a) This Contract will terminate earlier than the Termination Date on the date of the event of the final Installment Payment paid in cash to the Seller, whereby the Seller, by receipt of such final payment, shall have been paid, in the aggregate, $150,000 over the Term of this Contract.

(b) This Contract will terminate if after 36 months from the date of this MPC, no resale or loan had occurred that resulted in any cash proceeds to be paid to the Seller. In such event, the remaining inventory of equipment shall be placed at auction, and any cash proceeds realized from such resale at auction will be evenly divided between the Purchaser and the Seller until the Seller has received, in aggregate, $150,000.

     (1) In the event that the proceeds of such auction are insufficient to pay the Seller $150,000, in aggregate, then any stock or other assets (except where the asset is a promissory note as described in Section 7
          (c) below) received by the Purchaser from any prior sales, to the extent that they are available and had not previously been liquidated, shall be sold at the earliest legal date when such asset can be sold by the Purchaser, using its best good faith efforts, and the cash proceeds will be evenly divided between the Purchaser and the Seller until the Seller has received, in aggregate, $150,000.

     (2) In the event that the proceeds of such sales of assets or stock are insufficient to pay the Seller $150,000, in aggregate, then this MPC shall be cancelled, no further amount will be due to the Seller over and above what the Seller had received from the resale of the equipment, the liquidation at auction, and any asset or stock sales proceeds already paid by the Purchaser to the Seller.

(c) In the event that the Purchaser has been paid, in part or in whole, for any equipment acquired under the EPA, and resold, by a promissory note, whose terms call for payment of principal to the Purchaser subsequent to the date of termination pursuant to Section 7 (b), then any such proceeds received by the Purchaser shall be payable as if this MPC had been in full force, and according to the provisions set forth in Sections 4, 5, and 7, as applicable.

(d) If, prior to the expiration of the Term of this MPC, and prior to the Termination of this MPC pursuant to 7(a) above, the Purchaser is insolvent, incapacitated, files for protection under the Federal Bankruptcy statutes, or has failed to make any applicable payments due hereunder to the Seller, thus defaulting on the Purchaser's agreements with the Seller, the Seller may take whatever actions required to maintain title to the equipment purchased by the Purchaser, and to continue the payments agreed to by the Purchaser, at its sole choice and discretion, or to deliver the title, in lieu of foreclosure, to the parties so due such payments.

(e) If at the expiration of the Term of this MPC, any portion of the $150,000 has not been paid to the Seller, then that portion not paid shall be cancelled, and shall no longer be due to the Seller, except as described herein this Section 7.

8. Liens The Purchaser shall execute, on the Closing Date, UCC-1 and any ancillary documents necessary to provide the Seller with acceptable methods to file first liens on the Equipment in the amount of $150,000. Any liens securing the Equipment to the benefit of the Seller may be removed in parts, by the Seller, to accommodate any resale of the Equipment in part by the Purchaser, or the partial payment of the this MPC, without affecting the validity or availability of the residual lien(s) so remaining. Such liens shall be subject to increase pursuant to the terms of this MPC, the EPA, and the RRA, inclusive of any and all amendments executed by the parties subsequent of the date of this MPC.

9. Closing. The closing of the EPA and this MPC shall occur contemporaneously, as of the date of this Contract and the date of the EPA, with the exchange and delivery by the parties to each other such documents and instruments as required herein, and as Purchaser or Seller may reasonably require, including a notarized original signature page for each of the parties to this Contract.

10. ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

     (a) Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and Seller has all requisite power and authority to enter into this Contract and carry on its business as now conducted and as proposed to be conducted

     (b).Articles of Incorporation and Bylaws. Nothing contained in the Articles of Incorporation or Bylaws of Seller or any amendments to those documents in any way limits or effects this Contract or is in contradiction to the terms hereof.

     (c) Authorization. All corporate action on the part of Seller, its officers, directors and shareholders, necessary for the authorization, execution and delivery of the EPA or this MPC, and the transactions contemplated thereby, the performance of all obligations of Seller under the EPA and this MPC, and the authorization pursuant to this Contract has been taken. Each of the EPA and this MPC constitutes the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms.

     (d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Seller is required in connection with the authorization, execution, delivery of the EPA and this MPC and performance of all obligations of Seller under these agreements.

     (e) Litigation. There are no actions, suits, claims, investigations or legal or administrative proceedings pending or, to the best of Seller's knowledge and belief, threatened, against any Seller and there are no judgments, decrees or orders of any court, or government department, commission or agency entered or existing against any Seller or any of its assets or properties, to effect the validity or ability of the Seller to enter into the Agreements contemplated herein.

     (f) No Conflict with Other Instruments. The Seller is not in violation or default of any provisions of the respective Articles of Incorporation, Bylaws or other charter documents or amendments (collectively, the "Charter Documents") or of any instrument, judgment, order, writ, decree or contract to which the Seller is a party or by which Seller is bound or of any provision of any statute, rule or regulation applicable to Seller. The execution, delivery and performance of this Contract will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Charter Documents; or (ii) any material contract, obligation or commitment to which Seller is a party or by which Seller is bound; or any statute, rule or regulation applicable to Seller.

     (g) Related Party Transactions. There are no Contracts, understandings or proposed transactions between Seller and any of its officers, directors or other "affiliates" impacting on the Transaction Documents.

     (h) No Broker. No broker, Purchaser, financial advisor or other intermediary has acted on behalf of Seller in connection with the offering or sale of the Shares or the negotiation or consummation of this Contract or any of the transactions contemplated hereby.

     (i) Full Disclosure. None of the EPA or this MPC, Seller governmental filings, or any other disclosures, documents or certificates made or delivered in connection therewith, as of the date hereof or thereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     (j) Security Compliance. Seller hereby represents to Purchaser that:

          (i) Seller is acquiring the Shares in a private transaction, for Seller's own account and for investment purposes and not with a view to the immediate public resale or distribution.

          (ii) Seller will not sell, transfer or otherwise dispose of the Shares except in compliance with Act. Seller acknowledges that Purchaser is issuing and delivering the Shares in reliance on exemptions, including but not limited to Section 4(2) of the Securities Act.

          (iii)Seller acknowledges that it has been furnished with disclosure documents that Seller feels are necessary to make an economic decision to acquire the Shares.

          (iv) Seller further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of Purchaser concerning the financial status of the issuer and the securities.

          (v) By reason of Seller's knowledge and experience in financial and business matters in general, and investments in particular, Seller is capable of evaluating the merits and bearing the economic risks of an investment in the securities and fully understands the speculative nature of the securities and the possibility of loss.

          (vi) The present financial condition of Seller is such that it is under no present or contemplated need to dispose of any portion of the securities to satisfy an existing or contemplated undertaking, need or indebtedness.

11. ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS

Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

     (A). Authority. Purchaser has duly executed this Contract. The execution and performance of this Contract will not violate, or result in a breach of, or constitute a default in any Contract, instrument, judgment, order or decree to which Purchaser is a party or to which Purchaser is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary duty to which Purchaser is subject.

     (B). Organization. Purchaser is a corporation duly organized, validity existing and in good standing under the laws of the state of its incorporation, and it has all the power necessary to engage in the business in which it presently engages.

     (C). Articles of Incorporation and Bylaws. Nothing contained in the Articles of Incorporation or Bylaws of Purchaser or any amendments to those documents in any way limits or effects this Contract or is in contradiction to the terms hereof.

     (D) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Purchaser is required in connection with the authorization, execution, delivery of the EPA and this MPC and performance of all obligations of Purchaser under these agreements.

     (E) Litigation. There are no actions, suits, claims, investigations or legal or administrative proceedings pending or, to the best of Purchaser's knowledge and belief, threatened, against Purchaser, and there are no judgments, decrees or orders of any court, or government department, commission or agency entered or existing against Purchaser or any of its assets or properties, to effect the validity or ability of the Purchaser to enter into the Agreements contemplated herein.

     (F) No Conflict with Other Instruments. The Purchaser is not in violation or default of any provisions of the respective Articles of Incorporation, Bylaws or other charter documents or amendments (collectively, the "Charter Documents") or of any instrument, judgment, order, writ, decree or contract to which the Purchaser is a party or by which Purchaser is bound or of any provision of any statute, rule or regulation applicable to Purchaser. The execution, delivery and performance of this Contract will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Charter Documents; or (ii) any material contract, obligation or commitment to which Purchaser is a party or by which Purchaser is bound; or any statute, rule or regulation applicable to Purchaser.

     (G) Related Party Transactions. There are no Contracts, understandings or proposed transactions between Purchaser and any of its officers, directors or other "affiliates" impacting on the Transaction Documents.

     (H) Full Disclosure. None of the EPA or this MPC, Purchaser governmental filings, or any other disclosures, documents or certificates made or delivered in connection therewith, as of the date hereof or thereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


12. Additional Covenants of Purchaser. Purchaser covenants to Seller that, for a period of three years from this Contract:

A. Corporate Existence. Purchaser shall maintain its corporate existence and qualification and the Purchaser shall not amend its Articles of Incorporation if such amendment would adversely affect the rights of Seller as a stockholder of Purchaser.

B. Public Information. Purchaser agrees that the Purchaser shall : (i) make and keep public information available as a current reporting corporation under Section 12(g) of the Exchange Act, following the merger of the Purchaser with the mergee, and at all times subsequent to the registration of Purchaser's Common Stock under said act; and (ii) file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act. Failure to file timely reports shall result in less liquidity and, potentially, less value, realized by the Seller in the Common Stock of the Purchaser, and as such, shall result in penalties to the Purchaser, described in the RRA. Such penalties shall be added to the value of this Contract, and be due and payable as described herein.

C. Listing. Purchaser will use its best good faith efforts to list its Common Stock, which includes the Seller's Shares, on a national or regional stock exchange within 180 days of the execution of this Contract. Failure to apply for such listing, or refusal to accept a proposal of listing from a national or regional exchange, shall result in less liquidity and, potentially, less value, realized by the Seller in the Common Stock of the Purchaser, and as such, shall result in penalties to the Purchaser, described in the RRA. Such penalties shall be added to the value of this Contract, and be due and payable as described herein.

13.  Misc. Rights of Seller.

a. Indemnification. Purchaser will indemnify and hold harmless Seller, and each other person, if any, who controls Seller within the meaning of the Act, and also each employee, officer, attorney, and trustee of or relating to the Seller, and Seller's Agent, against any losses, claims, damages or liabilities, joint or several, to which Seller, or each such person, may become subject under or relating to Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Transaction Documents or due to a breach of any representation, warranty, covenant, or promise of Purchaser herein.

b. Changes in Common Stock. Purchaser agrees to take any and all action necessary so that if, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges of the Seller shall continue with respect to the Common Stock as so changed to the fullest extent to the advantage of the Seller.

14. Additional Provisions.

A. Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

B. Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Contract, and the application of such provision in other circumstances shall not be affected thereby.

C. Further Cooperation. From and after the date of this Contract, the Seller and Purchaser agree to execute whatever additional reasonable documentation or instruments as are necessary to carry out the intent and purposes of this Contract or to comply with any law.

D. Waiver. No waiver of any provision of this Contract shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, Contract or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, Contract or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, Contract or understanding at any other time.

E. Expenses. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Contract, and in the preparation thereof.

F. Amendment. This Contract may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto, except in the event of a default event pursuant to the RRA, in which case, any such penalties so provided shall be applied to this Contract without execution of consent by the Purchaser.

G. Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Contract provided or permitted to be given, shall be made or be served by delivering same by overnight mail, fax or by delivering the same by a hand-delivery service, to the party to the address/fax number set forth herein, and such Notice shall be deemed given when so delivered.



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



H. Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Contract.

I. Counterpart Execution. This Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

J. Assignment. This Contract is assignable, in whole or part, by the Seller, without further notice or consent of the Purchaser. If assignment is effected, Seller shall notify Purchaser of the name, address and telephone number(s) of the assignee(s).

K. Parties in Interest. Provisions of this Contract shall be binding upon and inure to the benefit of and be enforceable by Purchaser and Seller, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Contract, whether express or implied, is intended to confer any rights or remedies under or by reason of this Contract on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Contract intended to relieve or discharge the obligation or liability of any third persons to any party to this Contract, nor shall any provision give any third persons any right of subrogation over, or action against, any party to this Contract.

L. Entire Contract. This Contract and the Exhibits attached hereto constitute the entire Contract and understanding of the parties on the subject matter hereof and supersede all prior Contracts and understandings.

M. Construction. This Contract shall be governed by the laws of the State of Florida without reference to conflict of laws and the venue for any action, claim or dispute in respect of this Contract shall be such court of competent jurisdiction as is located in Broward County, Florida. The parties agree and acknowledge that each has reviewed this Contract and the normal rule of construction that Contracts are to be construed against the drafting party shall not apply in respect of this Contract given the parties have mutually negotiated and drafted this Contract.

N. Independent Legal Counsel. The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation and of this Contract, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Contract, each party who has not retained independent legal counsel acknowledges having waived such right.

The parties hereto have executed this Contract as of the date first written above.

SELLER


/s/ Maurice Sigouin
-------------------------------------------------
By: Maurice Sigouin, President


PURCHASER

/s/ William Robinson
-------------------------------------------------
By: William Robinson, CEO















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




                        AMENDMENT #1 DATED JULY 28, 2004
                          TO THE MPC DATED MAY 31, 2004

     This First Addendum To Money Purchase Contract ("First Addendum") is entered into by and between Paving Stone Corporation, Inc., a Nevada corporation, and PSC Equipment, Inc., a Florida corporation (collectively, "Seller") and On Alert Systems, a Nevada corporation ("Purchaser") as follows:

                                 R E C I T A L S

     WHEREAS, Seller and Purchaser entered into a Money Purchase Contract ("MPC") dated as of May 31, 2004, which provided the terms under which Seller will be paid the sum of $150,000 by Purchaser as a portion of the consideration Purchaser agreed to pay to Seller for equipment Seller agreed to sell to Purchaser and Purchaser agreed to Purchase pursuant to the terms of an Equipment Purchase Agreement ("EPA") entered into between the parties of even date with the MPC; and,

     WHEREAS, the Purchaser agreed to execute to the benefit of the Seller any and all documents required by the Seller to perfect a first lien on the Equipment so purchased by the Purchaser; and,

     WHEREAS, Purchaser and a Lender have entered into a Promissory Note, from which proceeds of the loan emanating from the Note shall be utilized in part to pay the funds due to the Seller's Agent for the payment and reimbursement of Pre-Closing and Closing costs and deposits of $242,216; and,

     WHEREAS, the parties desire to modify certain provisions and reaffirm all other provisions of the Money Purchase Contract, as applicable to the terms of the EPA;

     Now Therefore, in consideration of the mutual covenants, representations and agreements heretofore entered into between the parties and hereinafter set forth below, the parties agree that the following provisions should become a part of the MPC just as if the provisions had been included in the MPC at the time the Agreement was entered into between the parties. Accordingly, the parties agree as follows:

     1. Subordination Agreement. The Seller irrevocably agrees that the liens and any and all security interests granted by the Purchaser under this MPC or the EPA of even date thereto, with respect to the Equipment that is the collateral for such liens and security interests, which was Purchased by the Purchaser pursuant to such EPA, or the payment of principal and interest or penalties related to the MPC or EPA, shall be and are subordinate in right of payment and subject to the prior payment or provision for payment in full of $242,216, plus any accrued interest due subsequent to the 62nd day after the Date of that certain Promissory Note between the Purchaser and LENDER ("Payment Obligation"), which claim pursuant to Lender's Note with the Purchaser, shall be paid prior to the claim of the Seller. Seller's claims pursuant to its MPC is superior to all other present and future creditors of the Purchaser arising out of any matter occurring prior to the date on which the related Payment
Obligation is paid to LENDER consistent with the provisions of all applicable state and Federal law, except for claims which are the subject of subordination agreements which rank on the same priority as the claim of the Seller under such subordination agreements.


     2. Additional Consideration for the Subordination Agreement .

     (a) The Seller has agreed to accommodate the Purchaser's request to subordinate its security interests in the Equipment pursuant to the MPC, EPA, and this Amendment #1 so as to satisfy the Purchaser's purposes and intents as it relates to the ownership of the Equipment





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



          and the Note executed to the benefit of LENDER, or the Substitute Equipment, as applicable. The Seller has incurred extraordinary costs and expenses in such endeavors on behalf of the Purchaser, and is due consideration for such accommodation, and the Purchaser hereby agrees to pay, at the closing of the first equity funding event of the Laurus Fund, or any alternate source utilized by the Purchaser, Seventy-five thousand dollars ($75,000) to the Seller, and at the closing of the second tranche of the first equity funding event of the Laurus Fund, or any alternate source utilized by the Purchaser, twenty-five thousand dollars ($25,000), in the form of cash, or registered securities of the Purchaser or its successors or any other securities acceptable to the Seller, or securities exempt from registration under the Securities Act(s). Such payment shall be subject to the terms of this MPC, and payable pursuant to those terms and conditions.
     (b) The Purchaser shall direct Lender to pay Two hundred thirty-two thousand nine hundred dollars ($232,900) to the Seller's Agent, on its behalf, coincident with the availability of funds received from the LENDER Note, for the payment and reimbursement of Pre-Closing and Closing cost and deposits, as is due pursuant to the EPA and MPC of May 31, 2004. The payment of such funds shall be coincident to the subordination of the security interests of the Seller. If such funds are not paid in full to the Seller's Agent in such manner, no subordination shall be executed by the Seller and this Subordination Agreement shall be null and void.
     (c) The Seller, as a result of the subordination agreement, shall be entitled to reapportion any of the shares it received as a result of the initial sale of Equipment on May 31, 2004, to other third parties as well as original recipients. Any new parties not originally a party to the EPA and RRA of May 31st, 2004, will execute exact duplicate original copies of the RRA and Investment Intent section of the EPA as a condition of the reapportionment.
     (d) In the event that S-8 shares are issued to the providers of services related to the transactions contemplated herein, on the date the stock is registered pursuant to the S-8, if the value of the shares so issued is less than $100,000 on the previous trading date, the number of shares shall be adjusted to each recipient so that the number of shares granted in addition to the original grant would equal the differential in dollar value between $100,000 and the value of the shares on the date immediately preceding the effective date.

     3. Conflict and Ratification. Since the intent of this Addendum #1 to the MPC is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the MPC, in the event the terms and provisions of this Addendum #1 conflict with the terms and conditions of the MPC, EPA, RRA, or any other agreements executed by the parties concerning the MPC, the terms of this Addendum #1 shall prevail only to the extent that this Addendum has modified such applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of May 31, 2004; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.

     4. Limitations of this Agreement. Limited by its additions, deletions, or modifications to the specific terms and conditions of the MPC, this Addendum #1 constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the MPC, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the MPC. Furthermore, the Seller is under no obligation, pursuant to the terms of the EPA, to provide this Subordination Agreement other than as an accommodation to the Purchaser, and the provision of such Subordination Agreement shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the EPA, MPC, RRA, Bill of Sale, Desktop Valuation, or any other documents executed or delivered on May 31st , 2004, by the parties.

     5. Counterparts. This Addendum #1 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Amendments. This Addendum #1 may not be amended or modified without the written consent of the Seller and the Purchaser, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

     7. Severability. If any provision of this Addendum #1 shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Addendum #1 shall not be affected thereby.

     8. Titles and Subtitles. The titles and subtitles used in this Addendum #1 are for convenience only and are not to be considered in construing or interpreting any term or provision of this Addendum #1.

     9. Successors and Assigns. This Addendum #1 may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Addendum #1shall inure to the benefit of and are binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     10. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Addendum #1, (b) any discussions or negotiations relating to this Addendum #1 and (c) the identity of the parties to this Addendum #1 except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Addendum #1 or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law.


     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Addendum #1 to be executed and delivered by the undersigned as of the 28th day of July, 2004.


SELLER:  PSC Equipment, Inc. and on behalf of all affiliated Sellers.

/s/ Maurice Sigouin
-------------------------------------------------
By: Maurice Sigouin, President





PURCHASER:  On Alert Systems, Inc.

/s/ William Robinson
-------------------------------------------------
By: William Robinson, CEO






                                       34